Exhibit 99.1

May 27, 2026

NOTICE OF REDEMPTION OF CERTAIN WARRANTS (CUSIP 65345N 114)

Dear Public Warrant Holder,

NextNav Inc. (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m. New York City time on June 26, 2026 (the “Redemption Date”), all of the Company’s outstanding public warrants (the “Public Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “common stock”), that were issued under the Amended and Restated Warrant Agreement, dated as of October 28, 2021 (the “Warrant Agreement”), by and between Spartacus Acquisition Corporation, the Company, and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), for a redemption price of $0.01 per Public Warrant (the “Redemption Price”). Each Public Warrant entitles the holder thereof to purchase one share of common stock for a purchase price of $11.50 per share, subject to adjustments. Any Public Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Public Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.”  The Public Warrants are listed on the Nasdaq Capital Market under the symbol “NNAVW”. On May 26, 2026, the closing price of the Public Warrants was $11.45, and the closing price of the common stock was $23.02.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Public Warrant holders to exercise their Public Warrants will terminate immediately prior to 5:00 p.m. New York City time on the Redemption Date. At 5:00 p.m. New York City time on the Redemption Date and thereafter, holders of unexercised Public Warrants will have no rights with respect to those warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.” We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Public Warrants.

The Company is exercising this right to redeem the Public Warrants pursuant to Section 6 of the Warrant Agreement. Pursuant to Section 6.1 of the Warrant Agreement, the Company has the right to redeem all of the outstanding Public Warrants if the last sales price of the common stock equals or exceeds $18.00 per share on any 20 trading days within any 30-day trading period ending on the third trading day prior to the date on which a notice of redemption is given. The last sales price of the common stock has been at least $18.00 per share for any 20 trading days within the 30-day trading period ending on May 21, 2026 (which is the third trading day prior to the date of this redemption notice).

EXERCISE PROCEDURE

Public Warrant holders have until 5:00 p.m. New York City time on the Redemption Date to exercise their Public Warrants to purchase common stock. Each Public Warrant entitles the holder thereof to purchase one share of common stock at a cash price of $11.50 per Public Warrant exercised (the “Exercise Price”). Payment of the Exercise Price shall be made by wire transfer of immediately available funds. Wire instructions will be provided to the Depository Trust Company and will otherwise be provided upon request.

Those who hold their Public Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Public Warrants.

Note that the exercise of Public Warrants is voluntary and holders of Public Warrants who wish to exercise their Public Warrants must reach out to their broker to exercise or otherwise affirmatively exercise their Public Warrants. The Public Warrants will not be automatically exercised and will be redeemed on the Redemption Date if they remain unexercised after 5:00 p.m. New York City time on the Redemption Date.

Persons who are holders of record of their Public Warrants may exercise their Public Warrants by sending a fully and properly completed “Election to Purchase” (a form of which is attached hereto as Annex A), duly executed and indicating, among of things, the number of Public Warrants being exercised, to the Warrant Agent:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor New York, NY 10004

Attention: Compliance Department

Telephone: (212) 509-4000

The method of delivery of the Public Warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The fully and properly completed Election to Purchase must be received by Continental Stock Transfer & Trust Company prior to 5:00 p.m. New York City time on the Redemption Date. Subject to the following paragraph, any failure to deliver a fully and properly completed Election to Purchase before such time will result in such holder’s Public Warrants being redeemed and not exercised.

WARRANTS HELD IN STREET NAME

For holders of Public Warrants who hold their warrants in “street name,” provided that a Notice of Guaranteed Delivery is received by the Warrant Agent prior to 5:00 p.m. New York City time on the Redemption Date, broker-dealers shall have two business days from the Redemption Date, or 5:00 p.m. New York City time on June 30, 2026, to deliver the Public Warrants to the Warrant Agent. Any such Public Warrant received without the Election to Purchase or the Notice of Guaranteed Delivery having been duly executed and fully and properly completed will be deemed to have been delivered for redemption (at $0.01 per Public Warrant), and not for exercise.

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of a Public Warrant for payment after 5:00 p.m. New York City time on the Redemption Date. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for redeeming their Public Warrants.

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Any questions you may have about redemption and exercising your Public Warrants may be directed to the Warrant Agent at its address and telephone number set forth above.

Sincerely,

NextNav Inc.

James Black
General Counsel

Annex A

NEXTNAV INC.

Election to Purchase

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________________ shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of NextNav Inc. (the “Company”) in the amount of $__________________  in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of __________________, whose address is __________________ and that such shares of Common Stock be delivered to __________________, whose address is __________________.

If said __________________ number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of ______________, whose address is __________________ and that such Warrant Certificate be delivered to __________________, whose address is __________________. Such new Warrant Certificate will be subject to the redemption announced by the Company on May 27, 2026 unless such Warrant Certificate is exercised prior to the relevant redemption date.

[Signature Page Follows]

Date:                      , 2026

(Name of Investor)

(Signature of Investor)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).